                                 Exhibit (9)(z)

                  Agency Agreement dated as of November 1, 1996
            between Pegasus Funds and Putnam Fiduciary Trust Company

                                  PEGASUS FUNDS

                                Agency Agreement

         THIS AGENCY AGREEMENT made as of the lst day of November, 1996, by and between Pegasus Funds (the "Trust"), a registered investment company under the Investment Company Act of 1940 (the "l940 Act"), and Putnam Fiduciary Trust Company, a Massachusetts trust company with its principal office at One Post Office Square, Boston, Massachusetts ("PFTC").

         WHEREAS, PFTC has agreed to provide certain administrative and recordkeeping services as agent for certain employee benefit plans, profit sharing plans and retirement plans identified in Schedule A, as amended from time to time (the "Plans") for certain portfolios of the Trust (the "Funds"), and is a transfer agent registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

         NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties hereto agree as follows:

         Section 1. Appointment of PFTC. The Trust hereby appoints PFTC as an agent for the Trust for the sole purpose of accepting orders for the purchase, and requests for redemption ("Instructions"), of the authorized and issued shares of beneficial interest or common stock of the Funds (the "Shares") purchased, held or redeemed by a Plan. PFTC accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

         Section 2. Duties of the Parties.

                  2.01 PFTC shall perform the following services:

                           (a) Receive from the Plans orders for the purchase of Shares by the close of regular trading on the New York Stock Exchange (the "Close of Trading") each business day that the New York Stock Exchange is open for business ("Business Day"), transmit such orders to the Transfer Agent for acceptance on such Business Day and promptly deliver or instruct the Plans (or the Plans' Trustee(s) as the case may be) to deliver payment and appropriate documentation therefor to Transfer Agent for acceptance;

                           (b) Receive from the Plans by the close of Trading each Business Day redemption requests and redemption directions, transmit such requests and directions to the Transfer Agent and deliver appropriate documentation therefor to Transfer Agent, in each case for acceptance on such Business Day; and

                           (c) As instructed, maintain adequate records related to, and advise Transfer Agent as to, the foregoing. To the extent required under the 1940 Act and rules thereunder, PFTC agrees that such records maintained by it will be preserved, maintained and made available in accordance with the provisions of the 1940 Act and rules thereunder, and copies or, if required, originals, will be surrendered promptly. Subject to the foregoing, records surrendered hereunder shall be in machine readable or optical disk form. This provision shall survive the termination of this Agreement.

                  2.02 PFTC shall maintain adequate offices, personnel and computer and other equipment to perform the services contemplated by this Agreement. PFTC shall notify the Trust promptly in the event that it becomes unable for any reason to perform the services contemplated by, or any other of its obligations under, this Agreement.

                  2.03 The parties hereto shall take all steps necessary to ensure that the arrangements provided for in this Agreement are properly disclosed to the Plans.

                  2.04 In accordance with procedures established from time to time by agreement of the parties hereto, the Trust shall instruct the Transfer Agent to furnish to PFTC, for each Fund, no later than 6:30 P.M. Eastern Time on each Business Day as appropriate:

                           (a) Net asset value information as of the close of Trading each Business Day when such information-is used for crediting accounts; and

                           (b) Dividend and capital gains distribution information, as it arises, when such information is used for crediting accounts; and

                           (c) Daily accrual for interest rate factor (mil rate) information with respect to Funds which declare dividends daily, when such information is used for crediting accounts.

                  2.05 Orders derived from, and in amounts equal to, Instructions received by PFTC prior to the Close of Trading on any Business Day ("Day 1") shall be transmitted by 9:30 a.m. (Eastern Time) on the next Business Day. Such trades will be effected at the net asset value of each Fund's shares calculated as of the Close of Trading on Day 1 subject to the terms of such Fund's prospectus.

                  2.06 PFTC agrees that all books, records, information and data pertaining to the business of the Transfer Agent which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential and shall not be voluntarily disclosed to any other person, except as may be required by law.

                  2.07 PFTC shall maintain or provide for redundant facilities and shall maintain or provide for backup files of its records maintained hereunder and shall store such back-up files in a secure-off-premises location, so that in the event of a power failure or other interruption of whatever cause at the location of its records such records are maintained intact and transactions can be processed at another location.

                  2.08 The parties hereto shall furnish to each other such information as may reasonably be requested (including, without limitation, periodic certifications confirming the provision of the services described herein), and will otherwise cooperate with each other

(including without limitation any auditors designated by the Trust) in connection with reports to the Trust's Board of Trustees concerning this Agreement and the monies paid or payable pursuant hereto, as well as any other reports or filings that may be required by law.

                  2.09 The parties hereto shall comply with federal and state securities laws and regulations thereunder in connection with their responsibilities under this Agreement.

                  2.10 In accordance with the procedures established from time to time by agreement of the parties hereto, the Trust shall cause the Transfer Agent to promptly furnish to PFTC in the frequency requested, for each Fund:

                           (a) copies of prospectuses, financial statements, reports or other materials relating to each Fund, and updates of such materials, in the quantity requested by PFTC as such updates become available; and

                           (b) performance data for each Fund, including without limitation total return and current yield information computed in accordance with applicable regulations and other performance information as PFTC may reasonably request.

                  2.11 Purchases and sales of the Funds are subject to the terms of the Funds' prospectuses.

                  2.12 The Trust hereby authorizes PFTC, for purposes of subsection 2.10 concerning the transmission of performance data, to utilize Lipper Analytical Services in reporting the performance of the Fund(s).

         Section 3. Compensation. For the services which PFTC will render to the Trust under this Agreement, the Trust will pay to PFTC a fee on a monthly basis, at the rate or rates as set forth in Schedules Bl and B2.

         Section 4. Representations and Warranties.

                  4.01 Each party represents and warrants to the other party that:

                           (a) It is duly organized, validly existing and in good standing under the laws of its state of organization;

                           (b) It has legal power and authority to carry on its business, and is registered or licensed as required, in each jurisdiction where it conducts its business and the registrations are and will remain in full force and effect during the term of this Agreement;

                           (c) It is empowered by its charter and bylaws and under applicable law to enter into and perform this Agreement; and

                           (d) All requisite actions have been taken to authorize it to enter into and to perform this Agreement.

                  4.02 In addition, PFTC represents and warrants to the Trust that:

                           (a) It is duly registered as a transfer agent under
         section 17A of the Exchange Act; and

                           (b) It maintains and knows of no reason why it cannot or will not during the term hereof maintain adequate offices, personnel and computer and other equipment to perform the services contemplated by this Agreement.

                  4.03 In addition, the Trust represents and warrants that it is registered as an investment company under the 1940 Act.

         Section 5. Indemnification.

                  5.01 Each party (an "Indemnitor") agrees to indemnify and hold harmless the other party, their respective trustees or directors, officers, agents, employees and each person, if any, who controls them within the meaning of the Securities Act of 1933 ("1933 Act") (collectively, "Indemnified Parties"), against any losses, claims, damages, liabilities or expenses (including any legal or other expenses reasonably incurred by them in connection with investigating or defending such loss, claim or action) to which an Indemnified Party may become subject insofar as those losses, claims, damages, liabilities or expenses (or actions in respect thereof), arise out of or are based upon (a) any negligent act or omission by an Indemnitor or its agents relating to the performance of its obligations under this Agreement; (b) any breach by the Indenmitor of its representations or warranties contained in this Agreement; (c) the Indemnitor's failure to comply with any of the terms of this Agreement; or (d) the acceptance by any Indemnified Party of any transaction or account maintenance information from the Indemnitor with respect to the Plans or their assets. Each party represents and warrants that at all times it has sufficient financial resources, whether through a fidelity bond or otherwise, to meet all of its indemnification obligations arising under this Agreement.

                  Notwithstanding the foregoing, there shall be no indemnification obligation between the parties arising out of the failure of any Plan to provide good funds for the settlement of any transaction authorized by a Plan.

                  5.02 In order that the indemnification provisions contained herein shall apply, upon the assertion of a claim or loss for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion or loss, and shall keep the other advised with respect to all developments concerning such claim. An Indemnitor shall have the option to assume the defense of a claim at its expense, or to participate at its expense with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make ani, compromise in any case in which the other party may be required io indemnify it except with the other party's prior written consent.

                  5.03 The obligations of the parties hereto under this Section 5 shall survive the termination of this Agreement.

         Section 6. Acknowledgements. PFTC acknowledges that the Trust, as a registered investment company under the 1940 Act, is subject to the provisions of the 1940 Act and regulations thereunder, and that the offer and sale of its shares are subject to the provisions of federal and state laws and regulations applicable to the offer and sale of securities. The Trust acknowledges that PFTC is not responsible for the Trust's compliance with such laws and regulations.

         Section 7. Duration and Termination of Agreement. This Agreement will become effective as of the date hereof and may be terminated by either party upon ninety (90) days written notice to the other party. This Agreement shall terminate immediately upon written notice to the other party in the event that:

                           (a) PFTC becomes unable for any reason to perform the services contemplated by this Agreement;

                           (b) The Trust ceases to offer investment alternatives under the Plans; or

                           (c) At any time, the authorizations, licenses, qualifications or registrations required to be maintained by PFTC in connection with the performance of its duties hereunder shall lapse or cease to remain in full force and effect.

Upon termination of this Agreement, each party shall return to the other party all copies of confidential or proprietary materials or information received from such other party hereunder other than materials or information required to be retained by such party under applicable law or regulations. The obligations of the parties under this section shall survive the termination of this Agreement.

         Section 8. Assignment. Neither this Agreement nor any rights or obligations hereunder may be assigned or delegated by either party without the written consent of the other party. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

         Section 9. Notices. Notices hereunder shall be in writing, shall be delivered personally, sent by certified mail, return receipt requested, or sent by facsimile machine in accordance with procedures established by agreement of the parties hereto, and shall be addressed to a party either at his address below or at a changed address specified by it in a notice to the other party hereto:

                  Pegasus Funds
                  c/o NBD Bank
                  900 Tower Drive
                  Troy, Michigan 48007-7058
                  Attn: Dane Criger

                  Putnam Fiduciary Trust Company
                  One Post Office Square
                  Boston, Massachusetts 02109
                  Attn: Karnig Durgarian

         Section 10. Amendment. This Agreement may be amended or modified only by a written agreement executed by both parties. The parties may add additional employee benefit plans, profit sharing plans or retirement plans to the provisions of this Agreement by executing one or more Schedules to this Agreement identifying such plans and specifying the compensation payable by the Trust with respect thereto. Each such Schedule shall be signed by both parties.

         Section 11. Trust Liability. The names "Pegasus Funds" and "Trustees of Pegasus Funds" refer, respectively, to the trust created and the trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated April 21, 1987, as amended, which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and at the principal office of the Trust. The obligations of the Trust entered into in the name or on behalf thereof by any of the trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the trustees, shareholders or representatives of the Trust personally, but bind only the trust property, and all persons dealing with any portfolio of the Trust must look solely to the trust property belonging to such portfolio for the enforcement of any claims against the Trust.

         Section 12. Governing Law. This Agreement shall be constructed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

         Section 13. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written. This Agreement is intended to set forth the rights, duties and responsibilities between the Trust and PFTC with respect to the matters covered herein. Nothing contained in the Agreement is intended to convey rights to any third parties such as Plans, Plan participants or the Transfer Agent.

         Section 14. Headings. Paragraphs headings in this Agreement are included for convenience or reference only and are not to be used to construe or interpret this Agreement.

         IN WITNESS HEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

                                              PUTNAM FIDUCIARY TRUST COMPANY

                                              By:       /s/ Marc Cahn
                                                 -------------------------------
                                              Name:     Marc Cahn
                                                   -----------------------------
                                              Title:    Senior Vice-President
                                                    ----------------------------
                                              Date:     June 5, 1998
                                                   -----------------------------


                                              PEGASUS FUNDS

                                              By:       /s/ D. Ray Moore
                                                 -------------------------------
                                              Name:     D. Ray Moore
                                                   -----------------------------
                                              Title:    Treasurer
                                                    ----------------------------
                                              Date:     May 26, 1998
                                                   -----------------------------

                                   SCHEDULE A

                                  LIST OF PLANS


I.       Institutional Plans (Plans with assets over $20 million)

First Chicago Corporation Savings Incentive Plan
NBD Bancorp, Inc. Savings and Investment Plan
Honigman Miller Schwartz and Cohn Income Deferral Plan
Honigman Miller Schwartz and Cohn Profit Sharing Plan.

II.      Retail Plans (Plans with assets under $20 million)

McKay Hochman Prototype Plan
Bayer Bess Vanderwarker Employees Profit Sharing Plan
Don R. Fruchey Profit Sharing and 401(k) Plan

                                  SCHEDULE B 1

                                FEES AND-EXPENSES


         The fees referred to in Section 3 of this Agreement shall be as follows:

I. For those Plans listed in Part I of Schedule A, Putnam shall receive a base fee as follows:

         a. $1 per transaction, which includes a payroll contribution to a mutual fund in a participant account, enrollments and telephone calls to live operators. Exchanges or transfers are not transactions for purposes of this calculation; and

         b.       $3 per participant mutual fund account per annum; and

         c. An annual charge of 0.18% (18 basis points) on the Trust's equity, balanced and asset allocation funds, 0.19% (19 basis points) on the Trust's fixed income funds and 0.20% (20 basis points) on the Trust's money market funds based on the average daily net assets invested by the Plans.

II. Such fees shall be fixed for a period of three years. However, in the event that Putnam changes its standard sub-transfer agent pricing and such a change would reduce the sub-transfer agent fees paid by the Trust's mutual funds, then the Trust will receive the benefits of such a change.

                                  SCHEDULE B 2

                                FEES AND EXPENSES

         The fees referred to in Section 3 of this Agreement shall be as follows:

I.       For those Plans listed in Part II of Schedule A, Putnam shall receive:

         a. $1 per transaction, which includes a payroll contribution to a mutual fund in a participant account, enrollments and telephone calls to live operators. Exchanges or transfers are not transactions for purposes of this calculation; and

         b.       $3 per participant mutual fund account per annum; and

         c. An annual charge of 0.18% (18 basis points) on the Trust's equity, balanced and asset allocation funds, 0.19% (19 basis points) on the Trust's fixed income funds and 0.20% (20 basis points) on the Trust's money market funds; provided, however, that the total fees paid in any year shall not exceed the following:

         Equity, Balanced and Asset Allocation Funds          25 basis points
         Fixed Income Funds                                   26 basis points
         Money Market Funds                                   27 basis points

         d. All basis point charges are based on the average daily net assets invested by the Plans in the Funds.

II. Such fees shall be fixed for a period of three years. However, in the event that Putnam changes its standard sub-transfer agent pricing and such a change would reduce the sub- transfer agent fees paid by the Trust's mutual funds, then the Trust will receive the benefits of such a change.

               THIRD AMENDMENT TO PEGASUS FUNDS AGENCY AGREEMENT



         THIS AMENDMENT, dated as of the 1st day of January, 1998 by and between Pegasus Funds (the "Trust") and Putnam Fiduciary Trust Company ("PFTC") as parties to the Pegasus Funds Agency Agreement (the "Agreement") effective January 1, 1998.

         WHEREAS, the Trust and PFTC entered into an agreement dated November 1, 1996 with regard to certain employee benefit, profit-sharing and retirement plans for which PFTC now performs or intends to perform administrative services (the "Plan D")and

         WHEREAS, the Trust and PFTC desire to amend said Agreement to allow PFTC to receive electronic versions of Fund prospectus(es).

         NOW THEREFORE, pursuant to Section 10 of the Agreement, the Trust and PFTC hereby amend the Agreement as follows:

         1. Section 2. 10 of the Agreement shall be deleted in its entirety and the following language inserted in lieu thereof:

         "In accordance with the procedures established from time to time by agreement of the parties hereto, the Trust shall promptly furnish to PFTC in the frequency requested, for each Fund:

         a. copies of prospectuses, financial statements, reports or other materials relating to each Fund, and updates of such materials, in the quantity requested by PFTC, as such updates become available and as required by law; and

         b. performance data for each Fund, including without limitation, standardized performance information, total return and current yield information computed in accordance with SEC rules and other performance information as the PFTC may reasonably request.

         c.       Such copies and performance data as described in subsections
         (a) and (b) above (collectively "Fund Information") may be received by PFTC through electronic means or in disk format. PFTC is authorized to distribute such Fund Information to the Plan and plan participants via the Internet, other electronic means or hard copy as long as it complies with SEC rules and regulations regarding electronic delivery applicable to such distribution.

         d. With respect to the Fund Information received electronically or in disk format, PFTC represents, warrants and covenants that it shall not alter in any way such Fund Information provided by the Trust and shall promptly make available updated Fund Information after PFTC receives such Fund Information from the Trust in the format specified in subsection (c) above. The Trust represents, warrants and covenants that Fund Information shall be promptly delivered electronically or in disk format to PFTC."

The Agreement, as amended, shall remain in full force and effect.

         IN WITNESS WHEREOF, the Trust and PFTC have caused this Amendment to be executed by their duly authorized officers effective as of the day and year first above written.



PUTNAM FIDUCIARY TRUST                             PEGASUS FUNDS
COMPANY


By: /s/ Maureen M. Phillips                        By: /s/ D. Ray Moore
   ------------------------                            -------------------------
        Maureen M. Phillips                                D. Ray Moore
   ------------------------                            -------------------------

Title: Managing Director                           Title: Treasurer
      ---------------------                              -----------------------

Date: January 5, 1998                              Date: December 23, 1997
     ----------------------                             ------------------------

                    REVISED FOURTH AMENDMENT TO PEGASUS FUNDS
                                AGENCY AGREEMENT


This amendment is dated as of the 1st day of April, 1998 by and between Pegasus Funds (the "Trust") and Putnam Fiduciary Trust Company ("PFTC") as parties to the Pegasus Funds Agency Agreement (the "Agreement").

WHEREAS, the Trust and PFTC entered into the Agreement on November 1, 1996 with regard to certain employee benefit, profit-sharing, and retirement plans for which PFTC now performs or intends to perform administrative services; and

WHEREAS, PFTC and the Trust, or the Trust's designated agent, are members of the National Securities Clearing Corporation CNSCC") or otherwise have access to the NSCC's Fund/SERV system ("Fund/SERV") and to the NSCC's NETWORKING system "NETWORKING"); and

WHEREAS, Fund/SERV permits the transmission of orders for the purchase and redemption of Fund shares between PFTC and the Trust; and;

WHEREAS, NETWORKING permits the transmission of Plan account activity and data between PFTC and the Trust; and

WHEREAS, the Trust and the PFTC desire to amend said Agreement in the manner hereinafter set forth;

NOW THEREFORE, pursuant to Section 10 of the Agreement, the Trust and PFTC hereby amend the Agreement in the following form:

1. Section 2.04 is amending by adding a new subsection (d) to read as follows:

         "In addition, the Transfer Agent will transmit daily net asset value information and daily accrual for interest rate factor (mil rate) information as of the Close of Trading each Business Day to PFTC via the NSCC's Mutual Fund Profile system ("MFPS") no later than 7:30 p.m. Eastern Time on each Business Day.

2.       Section 2.05 is amended to read as follows:

         "(a) Orders derived from, and in amounts equal to, Instructions received by PFTC prior to the Close of Trading on any Business Day ("Day 1") shall be transmitted by PFTC via the Fund/SERV system to the Transfer Agent no later than 5:00 a.m. Eastern Time on the next Business Day ("Day 2"). Such trades will be effected at the net asset value of each Fund's shares calculated as of the Close of Trading on Day 1 subject to the terms of such Fund's prospectus. In the event of an error or delay with respect to the transmittal of such orders by PFTC, PFTC may resubmit such order to the Transfer Agent via the Fund/SERV system on the Business Day following Day 2 and Transfer Agent shall effect such trade as of the original placement date.

         (b) To the extent that such orders are not transmitted to the Transfer Agent via the Fund/SERV system, such orders shall be transmitted via facsimile to the Transfer Agent by 9:30 a.m. Eastern Time on the next Business Day. Such trades will be effected at the net asset value of each Fund's shares calculated as of the Close of Trading on Day 1 subject to the terms of such Fund's prospectus."

3.       By adding a new Section 2.13 to read as follows:

         "On each Business Day for which PFTC has transmitted orders for purchases, exchanges or redemptions for a Plan, Transfer Agent shall send to PFTC via the Fund/SERV system, verification of such purchases, exchanges or redemptions or notification of the rejection of such orders("Confirmations"). Such Confirmations shall include the total number of Shares of each Fund held by a Plan following such purchases, exchanges or redemptions. Transfer Agent shall submit, in a timely manner, such Confirmations to the Fund/SERV system in order for PFTC to receive no later than 11:00 a.m. Eastern Time the next Business Day."

4.       By adding a new Section 2.14 to read as follows:

         "(a) In the event there are purchase and redemption orders received by the Transfer Agent within the time limits set forth above on any Business Day for any Fund, settlement shall occur consistent with the requirements of the Fund/SERV system.

         (b) For those purchase orders not transmitted via the Fund/SERV system, PFTC shall make payment to the Trust or its designated agent in federal funds no later than the close of the Fedwire system on the Business Day following the day on which the Instructions are treated as having been received by the Trust pursuant to this Agreement.

         (c) For those redemption orders not transmitted via the Fund/SERV system, the Trust shall make payment in federal funds no later than the close of the Fedwire system on the Business Day following the day on which the Instruction are treated as having been received by the Trust pursuant to this Agreement."

5.       By adding a new Section 2.15 to read as follows:

         "The Transfer Agent will transmit to PFTC via the NETWORKING system those Networking activity files reflecting all account activity including but not limited to closing account balance, purchases, redemptions, capital gains, dividends, price and share adjustments. Such files must be received by PFTC on the Business Day following Day 2."

6. By deleting in its entirety Schedule B 3 FEES AND EXPENSES and inserting a new Schedule B 3 FEES AND EXPENSES to read as follows:

         "The fees referred to in Section 3 of this Agreement shall be as follows:

         For those Plans listed in Part III of Schedule A, Putnam shall receive:

         a.       (1) $1 per manual transaction. Exchanges or transfers are not transactions for purposes of this calculation; and

                  (2) $0.75 per automated transaction. Exchanges or transfers are not transactions for purposes of this calculation

         b.       $3 per participant mutual ftmd account per annum; and

         c. An annual charge of 0.09 % (9 basis points) on all asset types held by the Plans.

         d. All basis point charges are based on the average daily net assets invested by the Plans in the Funds."

The Agreement, as amended, shall remain in full force and effect.


IN WITNESS THEREOF, the Trust and PFTC have caused this Amendment to be executed by their duly authorized officers effective as of the date first written above.


PUTNAM FIDUCIARY TRUST                             PEGASUS FUNDS
COMPANY


By: /s/ Marc Cahn                                  By: /s/ D. Ray Moore
   -------------------------                           -------------------------
Name:   Marc Cahn                                          D. Ray Moore
     -----------------------                           -------------------------

Title: Senior Vice President                       Title: Treasurer
      ----------------------                             -----------------------

Date: June 5, 1998                                 Date: May 26, 1998
     -----------------------                            ------------------------

                       AMENDED AND RESTATED SCHEDULE A OF
                       THE PEGASUS FUNDS AGENCY AGREEMENT
                                  LIST OF PLANS



I.       FIRST CHICAGO / NBD PLANS

First Chicago Corporation Savings Incentive Plan
NBD Bancorp, Inc.  Savings and Investment Plan

II.      INSTITUTIONAL PLANS

Honigman Miller Schwartz and Cohn Income Deferral Plan
Honigman Miller Schwartz and Cohn Profit Sharing Plan
Consolidated Health Group, Inc. Deferred Contribution Plan
PLATINUM Technology, Inc. 401(k) Savings Plan
American Axle & Manufacturing, Inc. Personal Savings Plan for Hourly Rate
  Employees
American Axle & Manufacturing, Inc. Salaried Savings Plan
American Axle & Manufacturing, Inc. Income Security Plan for Hourly Rate
  Employees
Bankers Systems, Inc. Pension Plan (effective October 1, 1997)
Bankers Systems, Inc. Cash/Profit Sharing Retirement Plan (effective October 1,
  1997)
Elco Anchor Wire Inc. Retirement Plan (effective January 2, 1998)
Canadaigua Brands 401(k) and Profit Sharing Plan
Chaparral Steel Retirement Savings Plan
The Retirement Plan (TXI)
The TXI Supplemental Plan
The Market Square Profit Sharing Plan
Barton Brands, LTD. Bardstown Hourly Employees' Savings Plan
Barton Owensboro/Albany Union 401(k) Profit Sharing Plan

III.     RETAIL PLANS

McKay Hochman Prototype Plan
Bayer Bess Vanderwarker Employees Profit Sharing Plan
Don R. Fruchey Profit Sharing and 401(k) Plan



Date: SEPTEMBER 4. 1998

                       AMENDED AND RESTATED SCHEDULE A OF
                       THE PEGASUS FUNDS AGENCY AGREEMENT
                                  LIST OF PLANS



I.       FIRST CHICAGO/NBD PLANS

First Chicago Corporation Savings Incentive Plan
NBD Bancorp, Inc. Savings and Investment Plan


II.      INSTITUTIONAL PLANS

Honigman Miller Schwartz and Cohn Income Deferral Plan
Honigman Miller Schwartz and Cohn Profit Sharing Plan
Consolidated Health Group, Inc. Deferred Contribution Plan
PLATINUM Technology, Inc. 401(k) Savings Plan
American Axle & Manufacturing, Inc. Personal Savings Plan for Hourly Rate
  Employees
American Axle & Manufacturing, Inc. Salaried Savings Plan
American Axle & Manufacturing, Inc. Income Security Plan for Hourly Rate
  Employees
Bankers Systems, Inc. Pension Plan (effective October 1, 1997)
Bankers Systems, Inc. Cash/Profit Sharing Retirement Plan (effective October 1,
  1997)
Elco Anchor Wire Inc. Retirement Plan (effective January 2, 1998)
Canadaigua Brands 401(k) and Profit Sharing Plan
Chaparral Steel Retirement Savings Plan
The Retirement Plan (TXI)
The TXI Supplemental Plan
The Market Square Profit Sharing Plan


III.     RETAIL PLANS

McKay Hochman Prototype Plan
Bayer Bess Vanderwarker Employees Profit Sharing Plan
Don R. Fruchey Profit Sharing and 401(k) Plan



DATE: APRIL 21,1998



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